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EXHIBIT 4.2

                             NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 18, 2005, among (i) ISLAND PACIFIC, INC., a Delaware corporation (the "Company"), (ii) each of the subsidiaries of the Company listed on the signature page hereto (together with the Company, each a "Note Party" and collectively, the "Note Parties") and (iii) Multi-Channel Holdings, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of Two Million Dollars ($2,000,000) (the "Note");

         WHEREAS, Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section
         3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, a Note in the aggregate principal amount of $2,000,000. A form of the Note is annexed hereto as Exhibit A. The Note will mature on the Maturity Date (as defined in the Note).

2. FEES AND EXPENSES. On the Closing Date, the Company shall reimburse the Purchaser for its reasonable expenses not to exceed $100,000 (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Company and its Subsidiaries (as defined in Section 4(b)) and all related matters.

3.       CLOSING, DELIVERY AND PAYMENT.

         (a) CLOSING. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").


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         (b)      DELIVERY. At the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the aggregate principal amount of $2,000,000.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as otherwise specifically identified on the disclosure schedule delivered by the Company to Purchase pursuant to this Section 4 (the "Disclosure Schedule"), the Company (and, where specifically provided or referenced, each of the Note Parties) represents and warrants to the Purchaser as set forth below in this Section 4. Any disclosure or exception set forth on the Disclosure Schedule shall be deemed to apply to any representation and warranty to which it is applicable regardless of whether or not it is disclosed or cross referenced with respect to a particular representation or warranty:

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Note Parties is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Note Parties has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), (v) the Stock Pledge Agreement dated as of the date hereof among the Company, and the Purchaser (the "Stock Pledge Agreement") and (vi) all other agreements related to this Agreement and the Note and referred to herein (the preceding clauses (ii) through (vi), collectively, the "Related Agreements"), to issue and sell the Note and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Note Parties is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

         (b) SUBSIDIARIES. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4(b). For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose



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                  shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

         (c)      CAPITALIZATION; VOTING RIGHTS.

                  (i) The authorized capital stock of the Company, as of the date hereof consists of 250,000,000 shares of common stock par value $0.0001 of which 64,437,833 are issued and outstanding and 5,000,000 shares of preferred stock par value $0.0001, of which 141,000 are designated as Series A Preferred Stock, all of which are issued and outstanding and 2,517,233 shares are designated as Series B Preferred Stock, none of which are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 4(c).

                  (ii) Except as disclosed on Schedule 4(c), other than: (A) the shares reserved for issuance under the Company's stock option plans; and (B) shares which may be granted pursuant to that certain Securities Purchase Agreement dated as of July 12, 2004 between the Company and Laurus Master Fund, Ltd. ("Laurus"), a Cayman Islands company (as amended, modified or supplemented, the "Laurus Agreement") and the "Related Agreements" (as such term is defined in the Laurus Agreement, and as such Related Agreements are amended modified or supplemented, the "Laurus Related Agreements"), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

                  (iii) All issued and outstanding shares of the Company's Common Stock: (A) have been duly authorized and validly issued and are fully paid and nonassessable; and (B) were issued by the Company in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (iv) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter") and pursuant to applicable law.

         (d) AUTHORIZATION; BINDING OBLIGATIONS. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement, the Note and the Related Agreements, the performance of all obligations of the


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                  Company and its Subsidiaries hereunder and under the other
                  Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement, the Note and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such Person in accordance with their terms, except:

                  (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (ii) general principles of equity that restrict the availability of equitable or legal remedies.

         (e) LIABILITIES. Neither the Company nor any of its Subsidiaries has any material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company's filings under the Securities Exchange Act of 1934 (such filings, the "Exchange Act Filings").

         (f) AGREEMENTS; ACTION. Except as set forth on Schedule 4(f) or as disclosed in any Exchange Act Filings:

                  (i) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (A) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (C) provisions restricting the development, manufacture or distribution of the Company's products or services; or (D) indemnification by the Company with respect to infringements of proprietary rights.

                  (ii) Since December 31, 2004, neither the Company nor any of its Subsidiaries has: (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (B) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (C) made any loans or advances to any Person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.


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                  (iii)    For the purposes of subsections (i) and (ii) above,
                           all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         (g)      OBLIGATIONS TO RELATED PARTIES. Except as set forth on
                  Schedule 4(g), there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

                  (i) for payment of salary for services rendered and for bonus payments;

                  (ii) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

                  (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

                  (iv) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4(g), none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4(g), the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         (h) CHANGES. Since December 31, 2004, except as disclosed in any Exchange Act Filing, Schedule 4(h) or any other Schedule to this Agreement or to any of the Related Agreements, there has not been:

                  (i) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;


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                  (ii)     any resignation or termination of any officer, key
                           employee or group of employees of the Company or any of its Subsidiaries;

                  (iii) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (iv) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (v) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                  (vi) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

                  (vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

                  (viii) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

                  (ix) any labor organization activity related to the Company or any of its Subsidiaries;

                  (x) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (xi) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

                  (xii) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (xiii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or


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                  (xiv)    any arrangement or commitment by the Company or any
                           of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

         (i) TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth on Schedule 4(i), each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (i) those liens arising in connection with the Obligations (as such term is defined in the Note);

                  (ii) those liens under the Laurus Indebtedness (as such term is defined below)

                  (iii) those resulting from taxes which have not yet become delinquent;

                  (iv) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

                  (v) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4(i), the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound except where such failure to be in compliance, either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (j)      INTELLECTUAL PROPERTY.

                  (i) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Set forth on Schedule 4(j) is a list of all Intellectual Property owned by the Note Parties, indicating, which, if any, is registered.

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                  (ii)     Neither the Company nor any of its Subsidiaries has
                           received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

                  (iii) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

         (k) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation or default of (i) any material term of its Charter or Bylaws, or (ii) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (ii), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         (l) LITIGATION. Except as set forth on Schedule 4(l) hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.


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         (m)      TAX RETURNS AND PAYMENTS. Each of the Company and each of its
                  Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4(m), neither the Company nor any of its Subsidiaries has been advised:

                  (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         (n) EMPLOYEES. Except as set forth on Schedule 4(n), neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4(n), neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued

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

                  employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on
                  Schedule 4(n), the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

         (o) COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (p) ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation except for such violations that individually, or in the aggregate, have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4(p), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (ii)     any petroleum products or nuclear materials.


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

         (q) SOLVENCY. On the Closing Date, after giving effect to the transactions contemplated hereby, each of the Company and each of its Subsidiaries is, and the Note Parties on a consolidated basis are, Solvent. For purposes of this Agreement, "Solvent" means, with respect to any Person (as such term is defined below) on a particular date, that on such Person's total assets exceed their total liabilities. For purposes of this Agreement, "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or governmental authority.

         (r) INSURANCE. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

         (s) FULL DISCLOSURE. Each of the Company and each of its Subsidiaries has provided the Purchaser with its SEC Reports (below) and all information requested by the Purchaser in connection with its decision to purchase the Note. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, as qualified by the statements of the Company in its SEC Reports, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

         (t) SEC REPORTS. Except as set forth on Schedule 4(t), the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchaser with copies of: (i) its Annual Reports on Form 10-K for its fiscal years ended March 31, 2004; (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 and (iii) its reports on Form 8-K which have been filed from December 31, 2004 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4(t), each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (u) LISTING. The Company's Common Stock is listed for trading on the American Stock Exchange ("AMEX") and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from AMEX or that its Common Stock does not meet all requirements for such continued listing.

         (v) PATRIOT ACT. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchaser any additional information regarding the Company or any of its Subsidiaries that the Purchaser reasonably deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if and as required by applicable law .

         (w) CONSENT OF EXISTING LENDERS. Laurus has consented to the issuance of the Note and the incurrence of debt thereunder and hereunder and Mike Tomczak and Jeff Boone have consented to full subordination of their right to payment under the Tomczak Note and the Boone Note, respectively, until the Note is paid in full.

         (x) NO VIOLATION OF CONTRACTS The Company is not, by its execution and delivery of this Agreement, the Notes and the Related Agreements and its taking all actions contemplated by such documents, including the incurrence of indebtedness, the granting of security interests and the provision of guaranties, in violation of (A) the terms of the 9% Convertible Debenture due May 15, 2006 between Midsummer Investment, Ltd. ("Midsummer") and the Company (the "Midsummer Debenture"), including Section 9 thereof and (B) any other contract to which it is a party.

         (y) REPAYMENT OF ALL AMOUNTS OWED TO MAUERER TRUSTS. The Company hereby confirms that all amounts (including the Earnout Consideration and the Escrow Indemnity Amount, each as defined in the Stock Purchase Agreement referred to below) payable to the Michael R. Mauerer and Carmen G. Mauerer Revocable Trust (the "Revocable Trust"), the Carmen Gamboa Mauerer Charitable Remainder Trust (the "Carmen Trust") and the Michael Mauerer Charitable Remainder Trust (the "Michael Trust", and together with the Revocable Trust and the Caremen Trust, each a "Mauerer Trust" and collectively, the "Mauerer Trusts") under that certain Stock Purchase Agreement, dated as of December 20, 2002 among the Company, Michael R. Mauerer and each of the Mauerer Trusts, have been paid in full.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         (a) REQUISITE POWER AND AUTHORITY. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

                  (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (ii) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

         (b)      INVESTMENT REPRESENTATIONS. Purchaser understands that the
                  Note is being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended, based in part upon Purchaser's representations contained in the Agreement. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

         (c) ACQUISITION FOR OWN ACCOUNT. The Purchaser is acquiring the Note for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

         (d) LEGENDS. The Note shall bear substantially the following legend:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISLAND PACIFIC, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

6. COVENANTS OF THE COMPANY. The Company (and, where specifically provided or referenced, each of the Note Parties) covenants and agrees with the Purchaser as follows:

         (a) STOP-ORDERS. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

         (b) LISTING. The Company will maintain the listing of its Common Stock on the American Stock Exchange, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

         (c) MARKET REGULATIONS. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

         (d) REPORTING REQUIREMENTS. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

         (e) USE OF FUNDS. The Company agrees that it will use the proceeds of the sale of the Note for general working capital purposes and to make the payments substantially as indicated on the cash flow statement attached hereto as Schedule 6(e) attached hereto.

         (f) ACCESS TO FACILITIES. Each of the Note Parties will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

                  (i) visit and inspect any of the properties of the Company or any of its Subsidiaries;

                  (ii) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

                  (iii) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

                  (iv) attend as an observer the Company's Board of Directors meetings; provided that such attendance does not violate applicable law or subject the Company to any liability and that Purchaser and its representative and Agent (as defined below) agree to the restrictions set forth in this Agreement regarding confidentiality and those prohibitions pursuant to applicable law on trading in the Company's securities.

         (g) BOARD OBSERVATION RIGHTS. The Company shall allow any representatives designated by the Purchaser (or any successor of the Purchaser) to attend as an observer all meetings of the Board of Directors. The Company shall send to such representatives all of the notices, information and other materials that are distributed to the directors of the Company, including copies of the minutes of all meetings of the Board of Directors and all notices, information and other materials that are distributed by or to the directors of the Company with respect to the meetings of the Board or the Executive Committee of the Board; provided, however, that upon the request of Purchaser's representative, the Company shall refrain from sending such notices, information and other materials to such representative for so long as such representative shall request. If Company proposes to take any action by written consent in lieu of a meeting of the Board of Directors, the Company shall give notice thereof to Purchaser's representative at the same time and in the same manner as notice is given to the directors of the Company. Purchaser shall provide to the Borrower the identity and address of, or any change with respect to the identity or address of, its representative. The Borrower shall reimburse Purchaser's representative for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings.

         (h) TAXES. Each of the Note Parties will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         (i) INSURANCE. Each of the Note Parties will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Note Parties will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to Purchaser, the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty
                  (30) days before any expiration date, (y) policy endorsements to its Liability Insurance issued by Chubb (policy # 3578-26-61 NBO), which covers General Liability and Employee Benefits Errors or Omissions and its Commercial Excess and Umbrella Insurance issued by Chubb (policy #7979-84-13) naming Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee, and
                  (z) evidence that as to Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of any Note Party and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. The Note Parties shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Note Parties and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an Event of Default (as such term is defined in the Note) with respect to this Agreement, the Note or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise Collateral (as such term is defined in the Master Security Agreement) with any surplus funds, upon an Event of Default which has occurred and is continuing beyond any applicable grace period, to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an Event of Default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Purchaser, on demand.

         (j) INTELLECTUAL PROPERTY. Each of the Note Parties shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

         (k) PROPERTIES. Each of the Note Parties will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (l) CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose Purchaser's identity and the terms of this Agreement in a Form 8-K filed with the SEC disclosing this transaction within four (4) days after the Closing Date and the Company may disclose to its current and prospective debt and equity financing sources, subject to the exclusivity restrictions in
                  Section 9 herein.

         (m) REQUIRED APPROVALS. For so long as any obligations under the Note are outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

                  (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries;

                  (ii) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity);

                  (iii) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

                  (iv) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole;

                  (v) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of ten percent (10%) per annum of the fair market value of the Company's assets) whether secured or unsecured other than (A) the Company's indebtedness to the Purchaser, (B) the obligations owing to Laurus under the Laurus Agreement and the Laurus Related Agreements (such obligations, the "Laurus Indebtedness"), (C) indebtedness set forth on
                           Schedule 6(m)(v) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, (D) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (E) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; and (F) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (v);

                  (vi) create or allow to exist any Liens other than Liens directly related to indebtedness allowed under
                           Section 6(m)(v) above, existing Liens disclosed on the Disclosure Schedule or statutory liens arising as a matter of law.

                  (vii) sell, transfer, lease or otherwise dispose of all or any part of its property, other than the sale or lease of inventory or the non-exclusive licensing of Intellectual Property in the ordinary course or any transactions disclosed on the Disclosure Schedule.

                  (viii) create or acquire any Subsidiary after the date hereof unless (A) such Subsidiary is controlled by the Company, (B) the capital stock of such Subsidiary is pledged pursuant to the terms of the Stock Pledge Agreement (either by an amendment or joinder in respect thereof) and (C) such Subsidiary becomes party to the Master Security Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent reasonably required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Note Party on the Closing Date.

                  (ix) move any assets (other than inventory sold or leased in the ordinary course of business and Intellectual Property licensed non-exclusively to third parties in the ordinary course of business) to locations other than those listed on Schedule 6(m)(ix).

                  (x) open any other depositary accounts other than those currently existing and listed on Schedule 6(m)(ix).

         (n) OPINION. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel.

         (o) MARGIN STOCK. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         (p) LOCK-BOX ACCOUNTS. Immediately upon repayment of the Laurus Indebtedness, the Company will establish a lock-box account with each of Silicon Valley National Bank and California Bank & Trust to hold all of the cash, cash equivalents, accounts, deposit accounts or other holdings of the Company and all of its Subsidiaries (the "Lock-box Accounts"). The Company shall enter into Deposit Account Control Agreements with the Purchaser to secure the Purchaser's security interest in the Lock-box Accounts and that provides the Purchaser can assume control of the Lock-box accounts in the event of an Event of Default.

         (q) NOTICES. Promptly upon receipt or delivery thereof, the Company will deliver to the Purchaser copies of any notices of default or any other notices given or received by any holder of any indebtedness of the Company, including, without limitation, the Laurus Indebtedness, the RTI Notes, the Tomczak Note and the Boone Note.

         (r) MODIFICATION OF INDEBTEDNESS. The Company will not amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any indebtedness of the Company other than the Laurus Indebtedness (including, without limitation, the Midsummer Debenture, the RTI Notes, the Tomczak Note and the Boone Note) without the Purchaser's prior written consent, which consent shall not be unreasonably withheld.

         (s) PAYMENTS ON OTHER INDEBTEDNESS. Until the Note has been indefeasibly paid in full, the Company shall not make (i) any prepayment on the principal of the Laurus Indebtedness in violation of the terms of the Subordination Agreement dated as of the date hereof between Laurus and the Purchaser (the "Subordination Agreement"), the Midsummer Debenture, the RTI Notes, the Tomczak Note or the Boone Note and (ii) any interest payments on the Tomczak Note or the Boone Note.

         (t) ANTI-LAYERING. Notwithstanding anything to the contrary contained in this Agreement, and other than the indebtedness arising under the Midsummer Debenture (the "Midsummer Indebtedness"), no Note Party shall incur any indebtedness that is subordinated to the Laurus Indebtedness structurally or in right of payment, unless (a) such indebtedness is subordinated to the Laurus Indebtedness structurally and in right of payment at least to the same extent and on the same terms as are the Obligations and (b) such indebtedness is subordinated to the Obligations structurally and in right of payment. No Note Party shall incur any indebtedness that is senior in right of payment to the Obligations. For purposes of this Section 6(t), unsecured indebtedness is not deemed to be subordinate or junior to secured indebtedness merely because it is unsecured, and indebtedness that is not guaranteed by a particular Person is not deemed to be subordinated or junior to indebtedness that is so guaranteed merely because it is not so guaranteed.

         (u) FURTHER ASSURANCES. The Company shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents (including a post-closing agreement detailing those actions required to be taken and those documents and instruments required to be delivered after the Closing Date) as Purchaser may reasonably require from time to time to establish and maintain the validity and effectiveness of any of this Agreement, the Note or any of the Related Agreements or otherwise carry out the purposes of this Agreement, the Note or any of the Related Agreements and the transactions contemplated hereunder and thereunder.

7. COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Company as follows:

         (a) CONFIDENTIALITY. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Purchaser acknowledges that all information learned by the Purchaser or any of its affiliates, officers, directors, employees, representatives or agents ("Agents") through attendance of the Company's board meetings constitutes confidential information of the Company and such confidential will be kept confidential and will not be disclosed by Purchase or its Agents without the prior written consent of the Company or until such time as the Company publicly discloses such information; provided, however, that such obligations shall not apply to the extent disclosure is required in response to an order by a court or governmental authority or pursuant to any law or government regulation.

         (b) NON-PUBLIC INFORMATION. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

         (c) POSITION OF MIDSUMMER INDEBTEDNESS. The Purchaser agrees that the Obligations are subordinate in right of payment to the Midsummer Indebtedness and that Midsummer will have a prior right of payment in the event of bankruptcy filing, liquidation or foreclosure.

8.       INDEMNIFICATION.

         (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature (each, an "Indemnified Liability" and collectively, the "Indemnified Liabilities"), incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and Purchaser relating hereto or thereto.

         (b) Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliate, control persons and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature incurred or imposed upon the Company which results, arises out of or is based upon the Purchaser or its Agent's breach of the Confidentiality and Non-Public Information Covenants set forth in Section 7 above.

9. EXCLUSIVITY PERIOD. For a period of 30 days after the date hereof (the "Exclusivity Termination Date"), the Company and the other Note Parties hereby agree that they will not, and will cause their respective affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or announce or enter into documentation relating to, or encourage, or provide any information to, any Person (other than the Purchaser or its designated affiliates) concerning any sale of ownership interests or assets, or any recapitalization, reorganization or similar transaction involving the Company and/or its assets (each, a "Transaction"). The Company and the other Note Parties represent that neither they nor any other affiliated entities are bound by any other agreement with respect to any such Transaction. The Company shall notify the Purchaser immediately upon receipt of any inquiries from any Person with respect to a potential Transaction. The Exclusivity Termination Date shall automatically extend for a period of 10 business days if the Purchaser informs the Company in writing that the Purchaser is prepared to execute a definitive agreement without a due diligence condition.

10.      MISCELLANEOUS.

         (a) GOVERNING LAW. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, WITH THE EXCEPTION OF THE EXCLUSIVITY PROVISION SET FORTH IN SECTION 9 WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF CALIFORNIA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. BOTH PARTIES AND THE INDIVIDUALS

                  EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

         (b) DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note, the Master Security Agreement or the Subsidiary Guaranty, as the case may be.

         (c) KNOWLEDGE OF THE COMPANY. For the purposes of this Agreement, the Company shall only be deemed to have "knowledge" of a particular fact or other matter, if an executive officer of the Company is actually aware of such fact or matter, or a reasonably prudent individual operating in the capacity of an executive officer of the Company could be expected to discover or otherwise become aware of such fact or matter in the ordinary course of fulfilling the responsibilities of an executive officer.

         (d) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         (e) SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of this Note from time to time. Purchaser may not assign its rights hereunder to a competitor of the Company.

         (f) ENTIRE AGREEMENT. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         (g) SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (h)      AMENDMENT AND WAIVER.

                  (i) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                  (ii) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                  (iii) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

         (i) DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

         (j) NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (i)      upon personal delivery to the party to be notified;

                  (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

                  IF TO THE COMPANY, TO:    Island Pacific, Inc.
                                            19800 MacArthur Boulevard
                                            Suite 1200
                                            Irvine, California 92612

                                            Attention: Chief Financial Officer
                                            Facsimile: 858-450-9736

                  WITH A COPY NOT CONSTITUTING NOTICE TO:

                                            Solomon Ward Seidenwurm & Smith, LLP
                                            401 "B" Street
                                            Suite 1200
                                            San Diego, CA 92101

                                            Attention: Norman L. Smith, Esq.
                                            Facsimile: (619) 231-4755

                  IF TO THE PURCHASER, TO:  Multi-Channel Holdings, Inc.
                                            c/o Golden Gate Private Equity, Inc.
                                            One Embarcadero Center, 33rd Floor
                                            San Francisco, CA 94111

                                            Attention:  Prescott Ashe and Rajeev
                                                        Amara
                                            Facsimile: (415) 627-4501

                  WITH A COPY NOT CONSTITUTING NOTICE TO:

                                            Stephen Oetgen, Esq.
                                            c/o Kirkland & Ellis LLP
                                            555 California Street, Suite 2700
                                            San Francisco, CA  94104

                                            Facsimile: 415-439-1500

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

         (k) ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         (l) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         (m) FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         (n) BROKER'S FEES. Except as set forth on Schedule 11(n) hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11(n) being untrue.

         (o) CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                     PURCHASER:

ISLAND PACIFIC, INC.                         MULTI-CHANNEL HOLDINGS, INC.


By: /s/ M. Tomczak                           By: /s/ Prescott Ashe
-------------------------------              -----------------------------------
Name: Mike Tomczak                           Name: Prescott Ashe
Title: President                             Title: Managing Director



ADDITIONAL NOTE PARTIES:

PAGE DIGITAL INCORPORATED                    IP RETAIL TECHNOLOGIES
                                             INTERNATIONAL, INC.

By: /s/ M. Tomczak                           By: /s/ M. Tomczak
-------------------------------              -----------------------------------
Name: Mike Tomczak                           Name: Mike Tomczak
Title: President                             Title: President


SABICA VENTURES, INC.


By: /s/ M. Tomczak
-------------------------------
Name: Mike Tomczak
Title: President

                                    EXHIBIT A

                            FORM OF SECURED TERM NOTE
                            -------------------------